POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Dana B. Sykes, Derek R. Redmond,
Kimberly J. Pustulka, Eric Orsic and Thomas J. Murphy, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange
Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $1.00 per share, of Hamilton Beach Brands Holding Company (the ?Company?) and
Class B Common Stock, par value $1.00 per share, of the Company, including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Alfred M. Rankin, Jr.

Rankin Assocaiates I, L.P. (f/k/a CTR Family Associates, L.P.) and Rankin Associates IV, L.P.
	By:  Alfred M. Rankin, Jr., as General Partner

Rankin Management, Inc.
	By: Alfred M. Rankin, Jr., as President

Rankin Associates II, L.P.; Rankin Associates V, L.P.; and
Rankin Associates VI, L.P.
	By Rankin Management, Jr. as President
The Trust created under the Agreement, dated July?20, 2000, as supplemented, amended and restated, between
Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin

The Trust created under the Agreement, dated September?28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.

The Trust created under the Agreement, dated September?28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin

BTR 2012 GST for Helen R. Butler

BTR 2012 GST for Clara R. Williams

2012 Helen R. Butler GST Trust; and

2012 Clara R. Williams GST Trust
	By: Alfred M. Rankin, Jr. as Trustee

The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank & Alfred M. Rankin, Jr. as Co-Trustee, for the benefit of grandchildren; and

The Trust created under the Agreement, dated December 28, 1976, between PNC Bank as Co-Trustee, and Clara L.T. Rankin, for the benefit of grandchildren; Alfred M. Rankin, Jr., Co-Trustee
	By Alfred M. Rankin, Jr., as Co-Trustee

Alfred M. Rankin Jr.-Roth IRA-Brokerage Account #*****
	By: Alfred M. Rankin, Jr.

Name:	   /s/ Alfred M. Rankin, Jr.
	Alfred M. Rankin, Jr.
Date:	  September 9, 2017
Address:	4421 Waterfront Drive
	Glen Allen, VA  23060